EXHIBIT 99.1

EAGLE MATERIALS INC. REPORTS A 44% INCREASE
IN THIRD QUARTER EARNINGS

Third Quarter FY 2005 vs. Third Quarter FY 2004

•	NET EARNINGS INCREASED 44% TO $25.9 MILLION

•	DILUTED EPS INCREASED 47% TO $1.40

•	GYPSUM WALLBOARD SALES VOLUME HIGHEST THIRD QUARTER VOLUME IN COMPANY HISTORY

•	GYPSUM WALLBOARD AVERAGE NET SALES PRICE INCREASED 26%

•	CEMENT SALES VOLUME HIGHEST THIRD QUARTER VOLUME IN COMPANY HISTORY

•	CEMENT AVERAGE NET SALES PRICE INCREASED 9%

•	EXP CLOSES PURCHASE OF J.V. PARTNER’S INTEREST IN ILLINOIS CEMENT ON JANUARY 11, 2005

(Dallas, TX January 26, 2005): Eagle Materials Inc. (NYSE: EXP and EXP.B) today reported financial results for the third quarter of Fiscal Year (FY) 2005 ended December 31, 2004. EXP produces and distributes Cement, Gypsum Wallboard, Recycled Paperboard and Concrete and Aggregates.

For the third quarter ended December 31, 2004, revenues and net earnings were $149.8 million and $25.9 million, respectively. Revenues increased 23% year-over-year and net earnings increased 44% year-over-year. Diluted earnings per share for the third quarter of FY 2005 were $1.40 compared with $0.95 in the same period a year ago, a 47% increase.

EXP remains well positioned to continue to achieve superior results given its strong operational position supplying construction products to a robust construction industry. According to the U.S. Census Bureau, during the first eleven months of the calendar year, construction industry spending amounted to $920 billion, 9% above the $844 billion for the same period in 2003. The increased spending across the construction industry as a whole led to record industry gypsum wallboard shipments in calendar 2004. Nationally, demand for cement remains at record levels outpacing last year’s consumption by over 6% through November 2004 according to the U.S. Geological Survey.

The general outlook for the upcoming calendar year remains very favorable. For calendar year 2005, we expect Wallboard demand to remain strong and supply to be tight (with greater than 90% industry capacity utilization) as a result of continued high levels of activity in residential construction and increasing repair/remodel and commercial construction activity. A wallboard price increase was implemented on January 10, 2005. Additionally, the price of imported cement continues to be impacted by high freight rates and increasing consumption in world markets. Collectively, strong demand and high import costs continue to put upward pressure on cement pricing with price increases of $5.00 to $8.00 per ton announced in all of EXP’s markets to take effect during the next six months.

Based on the above factors, the Company expects to report earnings ranging from $1.15 per diluted share to $1.40 per diluted share for the fourth quarter ending March 31, 2005, and $5.40 per diluted share to $5.65 per diluted share for FY 2005.

DETAILS OF FINANCIAL RESULTS
We conduct two out of four of our cement plant operations through joint ventures, Texas Lehigh Cement Company and Illinois Cement Company (the “Joint Ventures”). For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Ventures’ revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance. On January 11, 2005 we completed the acquisition of the other 50% ownership interest in Illinois Cement Company. Beginning January 11, 2005, we will consolidate 100% of the results of Illinois Cement Company; however, through December 31, 2004, the results of Illinois Cement Company continued to be accounted for under the equity method of accounting.

In addition, for segment reporting purposes we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 4 for a reconciliation of amounts referred to above.

GYPSUM WALLBOARD
Gypsum Wallboard revenues for the third quarter totaled $87.2 million, a 30% increase over $66.9 million for the same quarter a year ago. Gypsum Wallboard’s third quarter operating earnings were $20.1 million, up 109% from $9.6 million for the same quarter last year. The revenue and earnings gain for the quarter resulted from higher sales volume at higher sales prices partially offset by increased production costs. The average net sales price for this fiscal year’s third quarter was $108.95 per thousand square feet (MSF), 26% greater than $86.41 per MSF for the same quarter last year. Gypsum Wallboard sales volume of 628 million square feet (MMSF) for this year’s third quarter (record third quarter shipments) was 5% above the 599 MMSF sold during the third quarter last year.

CEMENT
Operating earnings from Cement increased 8% to $14.5 million for the third quarter this year from $13.5 million for the same quarter last year. The earnings gain was due primarily to higher net sales prices and higher sales volume partially offset by higher costs of purchased cement and increased fuel and power costs. Cement revenues for the third quarter totaled $48.8 million, 9% greater than $44.7 million for the same quarter a year ago.

Cement sales volume for the third quarter totaled 627,000 tons, 1% above 620,000 tons for the same quarter last year. Purchased cement sales volume of 187,000 tons for the third quarter was 43,000 tons, or 30%, greater than purchased cement sales volume for the third quarter a year ago. Prices have increased since the beginning of the calendar year in each of our markets resulting in a 9% increase in our third quarter average Cement net sales price to $71.75 per ton from $65.72 per ton for the same quarter a year ago.

PAPERBOARD
EXP’s Paperboard operation reported third quarter revenues of $32.0 million, up 20% from revenues of $26.6 million for last year’s third quarter. Paperboard operating earnings of $5.9 million for the third quarter this year were 26% above $4.7 million for last year’s third quarter. The earnings gain resulted primarily from higher sales volume and sales prices.

For this year’s third quarter, Paperboard sales volume was 69,000 tons, up 10% from last year’s sales volume of 63,000 tons. This year’s third quarter average net sales price of $453.50 per ton was 10% above last year’s third quarter net sales price of $410.77 per ton.

CONCRETE AND AGGREGATES
Revenues from Concrete and Aggregates were $16.0 million for the quarter, 5% greater than $15.2 million for the third quarter a year ago. Concrete and Aggregates reported a $0.9 million operating profit for this year’s third quarter, down 38% from $1.5 million for the same quarter last year due to increased cement costs and unseasonably wet weather in our western market.

Concrete sales volume decreased slightly for the third quarter this year to 173,000 cubic yards, 2% below 177,000 cubic yards for the same quarter last year. EXP’s Concrete average net sales price of $54.36 per cubic yard for the current quarter was 3% higher than $52.96 per cubic yard for the third quarter a year ago.

Aggregates operations reported sales volume of 1,230,000 tons for the current quarter, 13% above sales volume of 1,092,000 tons for the third quarter last year. Aggregates average net sales price remained flat from the prior year due primarily to a higher volume of lower priced road base sales in the product mix, offset by increased sales pricing in the Northern California market.

CONSOLIDATED YEAR-TO-DATE RESULTS
For the nine months ended December 31, 2004, EXP’s net earnings increased 56% to $79.2 million or $4.24 per diluted share from $50.8 million or $2.72 per diluted share for the same period a year ago. Revenues for this year’s nine-month period of $463.2 million were 22% greater than $380.4 million for the same period a year ago.

EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 3:00 p.m. Eastern Time (2:00 p.m. Central Time) on Wednesday, January 26, 2005. The conference call will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact EXP at 214-432-2000.

###

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s beliefs at the time the statements were made regarding future events which are subject to significant risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs; unexpected operational difficulties; governmental regulation and changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy could affect the revenues or operating earnings of our operations. In addition, changes in national and regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s results of operations. These and other factors are described in the Annual Report on Form 10-K for the Company for the fiscal year ended March 31, 2004. This report is filed with the Securities and Exchange Commission and may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214/432-2000.

Steven R. Rowley
President and Chief Executive Officer

Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer

(1)	Summary of Consolidated Earnings

(2)	Revenues and Earnings by Lines of Business (Quarter)

(3)	Revenues and Earnings by Lines of Business (Nine months)

(4)	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(5)	Consolidated Balance Sheets

Eagle Materials Inc.
Attachment 1

Eagle Materials Inc.
Summary of Consolidated Earnings
(dollars in thousands, except per share data)
(unaudited)

	Quarter Ended December 31,
	2004	2003	Change
Revenues	$149,802	$121,319	+23%
Earnings Before Income Taxes	$37,935	$27,481	+38%
Net Earnings	$25,867	$18,003	+44%
Earnings Per Share:
- Basic	$1.41	$0.96	+47%
- Diluted	$1.40	$0.95	+47%
Average Shares Outstanding:
- Basic	18,314,248	18,670,273	-2%
- Diluted	18,529,155	18,848,490	-2%

	Nine Months Ended December 31,
	2004	2003	Change
Revenues	$463,205	$380,358	+22%
Earnings Before Income Taxes	$119,346	$77,530	+54%
Net Earnings	$79,199	$50,790	+56%
Earnings Per Share:
- Basic	$4.29	$2.74	+57%
- Diluted	$4.24	$2.72	+56%
Average Shares Outstanding:
- Basic	18,450,206	18,513,417	0%
- Diluted	18,660,612	18,655,265	0%

Eagle Materials Inc.
Attachment 2

Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Quarter Ended December 31,
	2004	2003	Change
Revenues*

Cement (Wholly Owned)	$27,891	$24,011	+16%
	19%	20%
Gypsum Wallboard	87,199	66,924	+30%
	58%	55%
Paperboard	18,885	14,485	+30%
	13%	12%
Concrete & Aggregates	15,827	14,962	+6%
	10%	12%
Other, net	—	937	-100%
	0%	1%

Total	$149,802	$121,319	+23%
	100%	100%

Operating Earnings

Cement:
Wholly Owned	$6,788	$6,255	+9%
Joint Venture	7,708	7,213	+7%

	14,496	13,468	+8%
	35%	45%
Gypsum Wallboard	20,121	9,622	+109%
	49%	32%
Paperboard	5,903	4,683	+26%
	14%	15%
Concrete & Aggregates	937	1,516	-38%
	2%	5%
Other, net	(137)	937	-115%
	0%	3%

Total Operating Earnings	41,320	30,226	+37%
	100%	100%
Corporate General Expenses	(2,810)	(2,053)
Interest Expense, net	(575)	(692)

Earnings Before Income Taxes	$37,935	$27,481	+38%

*Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.
Attachment 3

Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Nine Months Ended December 31,
	2004	2003	Change
Revenues*

Cement (Wholly Owned)	$92,247	$83,969	+10%
	20%	22%
Gypsum Wallboard	261,295	197,275	+32%
	56%	52%
Paperboard	55,753	47,336	+18%
	12%	12%
Concrete & Aggregates	53,717	49,812	+8%
	12%	13%
Other, net	193	1,966	-90%
	0%	1%

Total	$463,205	$380,358	+22%
	100%	100%

Operating Earnings

Cement:
Wholly Owned	$22,885	$22,419	+2%
Joint Venture	21,421	18,909	+13%

	44,306	41,328	+7%
	34%	48%
Gypsum Wallboard	59,983	22,441	+167%
	47%	26%
Paperboard	19,845	15,355	+29%
	16%	18%
Concrete & Aggregates	5,550	5,568	0%
	4%	6%
Other, net	(776)	1,966	-139%
	-1%	2%

Total Operating Earnings	128,908	86,658	+49%
	100%	100%

Corporate General Expenses	(7,408)	(5,989)
Interest Expense, net	(2,154)	(3,139)

Earnings Before Income Taxes	$119,346	$77,530	+54%

*Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.
Attachment 4

Eagle Materials Inc.
Sales Volume, Net Sales Prices and Intersegment and Cement Revenues
(unaudited)

	Sales Volume
	Quarter Ended			Nine Months Ended
	December 31,			December 31,
	2004	2003	Change	2004	2003	Change
Cement (M Tons):
Wholly Owned	340	314	8%	1,151	1,095	5%
Joint Venture	287	306	-6%	976	919	6%

	627	620	1%	2,127	2,014	6%

Gypsum Wallboard (MMSF’s)	628	599	5%	1,933	1,805	7%

Paperboard (M Tons):
Internal	27	27	0%	83	79	5%
External	42	36	17%	126	120	5%

	69	63	10%	209	199	5%

Concrete (M Cubic Yards)	173	177	-2%	590	610	-3%

Aggregates (M Tons)	1,230	1,092	13%	4,114	3,426	20%

	Average Net Sales Price*
	Quarter Ended			Nine Months Ended
	December 31,			December 31,
	2004	2003	Change	2004	2003	Change
Cement (Ton)	$71.75	$65.72	9%	$69.94	$66.33	5%
Gypsum Wallboard (MSF)	$108.95	$86.41	26%	$106.68	$84.27	27%
Paperboard (Ton)	$453.50	$410.77	10%	$452.64	$409.50	11%
Concrete (Cubic Yard)	$54.36	$52.96	3%	$54.19	$52.59	3%
Aggregates (Ton)	$5.19	$5.18	0%	$5.28	$5.23	1%

*Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	(dollars in thousands)
	Quarter Ended		Nine Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Intersegment Revenues:
Cement	$791	$705	$2,569	$2,652
Paperboard	13,133	12,085	40,819	35,771
Concrete and Aggregates	210	246	832	842

	$14,134	$13,036	$44,220	$39,265

Cement Revenues:
Wholly Owned	$27,891	$24,011	$92,247	$83,969
Joint Venture	20,147	19,974	66,927	59,822

	$48,038	$43,985	$159,174	$143,791

Eagle Materials Inc.
Attachment 5

Eagle Materials Inc.
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31,		March 31,
	2004	2003	2004*
ASSETS
Current Assets –
Cash and Cash Equivalents	$18,539	$29,376	$3,536
Accounts and Notes Receivable, net	59,164	42,460	54,352
Inventories	46,609	44,049	48,890

Total Current Assets	124,312	115,885	106,778

Property, Plant and Equipment –	725,694	713,600	715,734
Less: Accumulated Depreciation	(255,555)	(227,936)	(234,929)

Property, Plant and Equipment, net	470,139	485,664	480,805
Investments in Joint Ventures	47,323	50,150	51,503
Goodwill	40,290	40,290	40,290
Other Assets	15,599	12,810	13,599

	$697,663	$704,799	$692,975

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Note Payable	$30,100	$—	$24,100
Accounts Payable and Accrued Liabilities	86,654	64,966	69,991
Current Portion of Long-term Debt	80	80	80

Total Current Liabilities	116,834	65,046	94,171

Long-term Debt	—	80	58,700
Deferred Income Taxes	107,228	96,001	101,082
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 50,000,000 Shares; Issued and Outstanding 9,680,124, 18,798,289 and 9,607,029 Shares, respectively. Class B Common Stock, Par Value $0.01; Authorized 50,000,000 Shares; Issued and Outstanding, 8,655,769, None and 9,161,459 Shares, respectively.	183	188	188

Capital in Excess of Par Value	143	30,351	28,223
Accumulated Other Comprehensive Losses	(1,877)	(1,703)	(1,877)
Unamortized Restricted Stock	(565)	(650)	(591)
Retained Earnings	475,717	515,486	413,079

Total Stockholders’ Equity	473,601	543,672	439,022

	$697,663	$704,799	$692,975

*	From audited financial statements.